UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

COMMERCIAL METALS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PLEASE VOTE THE ENCLOSED WHITE PROXY CARD

FOR CMC’S HIGHLY QUALIFIED NOMINEES

December 27, 2011

Dear Fellow Stockholders:

As we move closer to our Annual Meeting of Stockholders, to be held on Friday, February 3, 2012, we ask you to vote FOR CMC’s slate of all three experienced and highly qualified Board nominees, who are committed to delivering value for our stockholders. We urge you to REJECT Carl Icahn’s conflicted, unqualified deputies, who we believe will work to advance Icahn’s agenda of acquiring CMC at the lowest possible price.

CMC’S NOMINEES ARE COMMITTED TO SERVING THE BEST INTERESTS

OF ALL STOCKHOLDERS

Our three outstanding nominees, Harold L. Adams, Joe Alvarado and Anthony A. Massaro, bring highly relevant expertise to the CMC Board—including significant leadership skills, business acumen and valuable metals industry experience. They are committed to serving all CMC stockholders. Under the Company’s new management team, we have already taken many important steps to strengthen CMC and better position the Company for future growth. Importantly, our efforts are already producing positive results as evidenced by our recently announced first quarter 2012 guidance. Our three candidates, along with the rest of the Board and management, are focused on building on that momentum.

REJECT ICAHN’S NOMINEES WHO WE BELIEVE ARE PLEDGED TO SUPPORT ICAHN’S

OPPORTUNISTIC ATTEMPT TO ACQUIRE CMC AT A BARGAIN BASEMENT PRICE!

We believe Icahn’s hand-picked nominees were chosen precisely because they will support his low-ball offer. They also lack relevant qualifications and experience.

Our Board unanimously rejected Icahn’s $15.00 per share offer because our Board believes it substantially undervalues CMC, coming at a low point in the business cycle and at a time when our strategic plan is beginning to yield positive results and gain momentum. In short, the Board believes:

•

The offer is financially inadequate. There is no meaningful premium over our temporarily depressed stock price. Icahn’s offer represents a significant discount of 17.1% to the Company’s 52-week high of $18.09 on February 17, 2011 and a miniscule premium of 3.9% to the Company’s one-year average price of $14.43 (as of November 25, 2011);

•	Icahn’s offer is opportunistically timed to a low point in our share price and the downturn in the steel industry; and

•	Icahn’s track record suggests that the likelihood of consummation of the offer is low.

The Board firmly believes that the continued execution of CMC’s strategic plan, led by the Company’s new management team, will deliver far greater value for stockholders than that reflected in Mr. Icahn’s offer.

We urge you to vote your enclosed WHITE proxy card FOR the Company’s directors now. Please DO NOT sign or return any proxy card or tender offer material sent to you by Icahn and his affiliates. Thank you for your support.

On behalf of the Commercial Metals Company Board of Directors:

Anthony A. Massaro Lead Director	Joe Alvarado President and CEO

PLEASE VOTE THE ENCLOSED WHITE PROXY CARD TODAY!

Forward-Looking Statements

Certain statements contained in this news release are forward-looking statements. These forward-looking statements can generally be identified by words such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although the Company believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or otherwise.

Developments that could impact the Company’s expectations include the following: absence of global economic recovery or possible recession relapse; solvency of financial institutions and their ability or willingness to lend; success or failure of governmental efforts to stimulate the economy, including restoring credit availability and confidence in a recovery; continued sovereign debt problems in Greece and other countries within the euro zone and other foreign zones; customer non-compliance with contracts; construction activity or lack thereof; decisions by governments affecting the level of steel imports, including tariffs and duties; litigation claims and settlements; difficulties or delays in the execution of construction contracts resulting in cost overruns or contract disputes; metals pricing over which the Company exerts little influence; increased capacity and product availability from competing steel minimills and other steel suppliers, including import quantities and pricing; execution of cost minimization strategies; ability to retain key executives; court decisions and regulatory rulings; industry consolidation or changes in production capacity or utilization; global factors, including political and military uncertainties; currency fluctuations; interest rate changes; availability and pricing of raw materials, including scrap metal, energy, insurance and supply prices; passage of new, or interpretation of existing, environmental laws and regulations; severe weather, especially in Poland; the pace of overall economic activity, particularly in China; and business disruptions, costs and future events related to the tender offer and proxy contest initiated by Carl C. Icahn and affiliated entities.

Important Additional Information

CMC’s stockholders are strongly advised to carefully read CMC’s solicitation/recommendation statement on Schedule 14D-9, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 19, 2011, and any amendments or supplements thereto. CMC’s solicitation/recommendation statement sets forth the reasons for the recommendation of CMC’s Board of Directors and related information. Free copies of the solicitation/recommendation statement are available at the SEC’s web site at www.sec.gov, or at the CMC web site at www.cmc.com or by writing to CMC at 6565 N. MacArthur Blvd., Suite 800, Irving, Texas 75039, Attn: Corporate Secretary. Copies may also be obtained from MacKenzie Partners, Inc. by calling or emailing a request directly as set forth above.

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